EXHIBIT 99.1

ACME Communications Announces Third Quarter 2007 Results

Continuing Stations' Revenue Decrease 1 Percent Year-Over-Year; Continuing Stations' Broadcast Cash Flow Increases 19 Percent

SANTA ANA, Calif., Nov. 13, 2007 (PRIME NEWSWIRE) -- ACME Communications, Inc. (Nasdaq:ACME) today announced financial results for the third quarter ended September 30, 2007. Our net revenues from continuing operations, which exclude the results of our Decatur station which was sold on October 25, 2007, increased 6% to $8.1 million for the third quarter compared to net revenues of $7.6 million in the third quarter of 2006. The increase is due to the inclusion of revenue recognized from The Daily Buzz in our consolidated operating results in the third quarter of 2007 compared to the show's results being accounted for using the equity method of accounting in the third quarter of 2006. Our continuing stations' revenue for the third quarter, excluding The Daily Buzz, declined 1% from the third quarter of 2006, but a 3% decline in our cash-based station expenses helped generate a 19% increase in broadcast cash flow from our stations. Overall, however, our broadcast cash flow declined to $517,000 from $576,000 in the third quarter of 2006 as losses from The Daily Buzz increased during the quarter due to an increase in selling related costs and the fact that last year's losses were shared equally with our former joint venture partner. Adjusted EBITDA (as defined in Supplemental Table 1 attached hereto) for the quarter was negative $260,000 compared to negative $174,000 in the third quarter of 2006.

Based primarily upon lower long-term market revenue growth projected for four of our five continuing markets, we took an impairment charge related to the broadcast licenses in two markets in the third quarter of 2007 of $3.7 million.

Our loss before income taxes from discontinued operations for the third quarter of 2007 was $231,000 compared to a loss before income taxes from discontinued operations of $113,000 for the third quarter of 2006. Because the proceeds actually received or to be received from the sale of our discontinued operations exceed all of our outstanding debt for the periods reported, and our loan agreements require all sale proceeds to be used to repay outstanding debt, all interest expense for such periods has been allocated to, and is included in, the results of our discontinued operations. Our net loss for the third quarter of 2007 was $4.0 million compared to a net loss of $2.6 million for the third quarter of 2006.

As previously disclosed, in March 2007 we reacquired the 50% interest in The Daily Buzz, LLC that was held by our former venture partner. Accordingly, while the first quarter 2007 results of our Daily Buzz operations were accounted for using the equity method, we reconsolidated the operating results of the Daily Buzz effective April 1, 2007. Our first nine months' consolidated results for 2007 therefore include revenue and operating costs for the venture for the second and third quarters. In the first six months of 2006, the venture was deemed a variable interest entity and was therefore consolidated. In the three-month period ending September 30, 2006, the venture was no longer deemed a variable interest entity and was accounted for using the equity method.

Net revenues for continuing stations and The Daily Buzz operations for the nine months ended September 30, 2007 were $23.6 million, down 3% as compared to $24.3 million in net revenues for the nine months ended September 30, 2006. Net revenues at our continuing stations in 2007 declined 4% for the nine-month period, and net revenues for the Daily Buzz, which included just the second and third quarters in 2007, were $1.1 million compared to $931,000 for the nine months ended September 30, 2006, which included the first and second quarters of 2006, driven by higher advertising and sponsorship revenues. Our broadcast cash flow for our continuing stations for the nine months ended September 30, 2007 was $2.8 million compared to broadcast cash flow of $3.0 million for the prior year nine-month period, a decrease of 7%. Overall, however, our broadcast cash flow for the first nine months of 2007 declined to $1.9 million from $2.5 million for the year earlier period. This decrease is primarily due to slightly increased losses from The Daily Buzz and the fact that for all of the 2006 period, such losses were shared equally with our former joint venture partner. Adjusted EBITDA was a negative $640,000 for the nine months ended September 30, 2007 compared to a negative EBITDA of $1,000 for the same period a year ago.

Net income for the nine months ended September 30, 2007 was $18.5 million, which includes income from discontinued operations of $23.1 million. Our net loss for the nine months ended September 30, 2006 was $2.5 million, which included net income of $2.5 million from discontinued operations.

Commenting on the quarter's results, Jamie Kellner, ACME's Chairman and CEO, said, "After a strong start to the third quarter, non-political television advertising revenues in our markets declined sharply in the final half of the quarter and we were adversely affected. While our efforts to cut operating costs continued, and had some mitigating effect, we were unable to achieve our third quarter revenue forecast. In the current quarter, we continue to see considerable weakness in demand, especially on the national front, where important categories like automotive, retail and movies have significantly reduced their spending in our markets. The decline in our national advertising revenues has been partially offset by the success of our local sales efforts, but overall the climate remains very challenging for our stations. The sale of our Decatur station allowed us to eliminate our modest outstanding debt, and we continue to actively look for opportunities to monetize the value of our remaining stations assets."

Use of Broadcast Cash Flow, Adjusted EBITDA and Same Station Results

GAAP refers to generally accepted accounting principles in the United States. Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA are non-GAAP measures. Broadcast cash flow is commonly used as an indicator of operating performance for broadcasting companies and is also used to value broadcasting assets. Station cash-based operating expenses, which use program payments in place of program amortization, exclude our Daily Buzz production costs and exclude non-cash operating expenses like depreciation and amortization, impairment of intangibles and equity-based compensation, are an important metric in determining our cash expense growth. Adjusted EBITDA is also used as a performance measure and often used to measure a company's ability to service debt, as evidenced by the fact that our senior credit facility historically contained financial covenants relating to our adjusted EBITDA.

Broadcast cash flow, station cash-based operating expenses and adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. We consider operating loss to be the most comparable GAAP measure to broadcast cash flow and to adjusted EBITDA; therefore, the Company has included a reconciliation of operating loss to broadcast cash flow and adjusted EBITDA in Supplemental Table 1. A reconciliation of operating expenses to cash-based station operating expenses is included in Supplemental Table 2. Because broadcast cash flow, cash-based station operating expenses and adjusted EBITDA are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the broadcast cash flow, cash-based station operating expenses and adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

Fourth Quarter 2007 Outlook

Based on weak advertising demand and our current sales pacings, we expect fourth quarter 2007 net revenues at our continuing stations to decrease 6% to 10% over our fourth quarter 2006 station net revenues of $7.8 million. We expect cash-based station expenses to increase 6% to 8% above the levels of the prior year on higher programming payments, resulting in broadcast cash flow in the range of $300,000 to $400,000, compared to broadcast cash flow of $1.1 million for the fourth quarter of 2006. We expect the Daily Buzz to post its first ever positive broadcast cash flow compared to a negative broadcast cash flow of $166,000 for the fourth quarter of 2006. In an effort to further reduce costs and preserve cash flow, Mr. Kellner has decided, effective November 1, 2007, to waive the consulting fee due him under his consulting agreement with the Company through the balance of the term ending September 30, 2009.

Third Quarter Conference Call

Senior management of ACME will host a conference call to discuss our third quarter 2007 results on Tuesday, November 13th at 4:30 p.m. Eastern Time. To access the conference call, please dial 973-582-2700 ten minutes prior to the start time. A replay of the conference call will be available through Tuesday, November 20, 2007 by dialing 877-519-4471 (U.S.) or (973) 341-3080 (International), reservation code 9308287. In addition, we will provide a live webcast of the conference call on our website, located at http://www.acmecommunications.com. The webcast will also be archived on our website until November 27, 2007.

About ACME Communications

ACME Communications, Inc. owns and operates six television stations serving markets covering 2.2% of the nation's television households. The Company's stations are: KWBQ-TV and KASY-TV, Albuquerque-Santa Fe, NM; WBXX-TV, Knoxville, TN; WBDT-TV, Dayton, OH; WIWB-TV, Green Bay-Appleton, WI and WBUW-TV, Madison, WI. All of the Company's stations, except KASY-TV, a MyNetworkTV affiliate, are affiliates of The CW Network. Our shares are traded on the NASDAQ Stock Market under the symbol: ACME.

Forward-Looking Statements:

The matters discussed in this press release include forward-looking statements. In addition, when used in this press release, the words "will", "expects", "intends" and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including (but not limited to) the ratings growth or decline of our programming, including The CW Network and, to a lesser extent, MyNetworkTV, the impact of changes in national and regional economies, including advertising demand, pricing fluctuations in local and national advertising, volatility in programming costs, and the other risk factors set forth in the Company's 2006 Form 10-K/A filed with the Securities and Exchange Commission on April 10th, 2007. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                ACME Communications, Inc. and Subsidiaries
                   Consolidated Statements of Operations
                                 (Unaudited)
                  (In thousands, except per share data)

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------

 Net revenues                 $ 8,050    $ 7,594   $ 23,621   $ 24,258
                            ---------  ---------  ---------  ---------
 Operating expenses:
  Cost of service:
   Programming, including
    program amortization        3,132      2,899      8,613    $ 9,664
   Other costs of service
    (excluding depreciation
    and amortization of
    $828 and $877 for
    the three months ended
    September 30, 2007
    and 2006,respectively,
    and $2,412 and $2,648
    for the nine months
    ended September 30,
    2007 and 2006,
    respectively)               1,280      1,401      3,817      3,929
 Selling, general and
  administrative expenses       2,957      3,006      8,801      8,985
 Depreciation and
  amortization                    836        884      2,434      2,675
 Abandoned
  acquisition-related costs        --        177         --        177
 Impairment of broadcast
  licenses                      3,700         --      3,700         --
 Corporate expenses               804        796      2,690      2,597
                            ---------  ---------  ---------  ---------
  Operating expenses           12,709      9,163     30,055     28,027
                            ---------  ---------  ---------  ---------

  Operating loss               (4,659)    (1,569)    (6,434)    (3,769)

 Other income (expenses):
  Interest income                   5         16         39         49
  Gain on sale of assets           --         69         --         69
  Equity in losses of
   unconsolidated affiliates       --       (180)      (251)      (248)
                            ---------  ---------  ---------  ---------
 Loss from continuing
  operations before income
  taxes and minority
  interest                     (4,654)    (1,664)    (6,646)    (3,899)
  Income tax benefit
   (expense)                    2,125       (677)     2,046     (1,575)
                            ---------  ---------  ---------  ---------
  Loss from continuing
   operations before
   minority interest           (2,529)    (2,341)    (4,600)    (5,474)
  Minority interest
   income                          --         --         --        463
                            ---------  ---------  ---------  ---------
  Loss from continuing
   operations                  (2,529)    (2,341)    (4,600)    (5,011)
                            ---------  ---------  ---------  ---------
 Discontinued operations:
  Income (loss) from
   discontinued operations,
   before income taxes           (231)      (113)    24,492      2,760
  Income tax expense           (1,221)       (99)    (1,428)      (296)
                            ---------  ---------  ---------  ---------
  Income (loss) from
   discontinued operations     (1,452)      (212)    23,064      2,464
                            ---------  ---------  ---------  ---------
  Net income (loss)          $ (3,981)  $ (2,553)  $ 18,464   $ (2,547)
                            =========  =========  =========  =========
 Net income (loss) per
  share, basic and diluted:

  Continuing operations       $ (0.16)   $ (0.15)   $ (0.29)   $ (0.31)
  Discontinued operations       (0.09)     (0.01)      1.44       0.15
                            ---------  ---------  ---------  ---------
  Net income (loss) per
   share                      $ (0.25)   $ (0.16)   $  1.15    $ (0.16)
                            ---------  ---------  ---------  ---------
  Weighted average basic
   and diluted common
   shares outstanding          16,047     16,047     16,047     16,047
                            =========  =========  =========  =========

 Supplemental Table 1
 --------------------

                 ACME Communications Inc. and Subsidiaries

           Reconciliation of Operating Loss to Broadcast Cash Flow
                             and Adjusted EBITDA
                               (Unaudited)
                              (In thousands)

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
 Operating loss              $ (4,659)  $ (1,569)  $ (6,434)  $ (3,769)

 Add (less):
  Stock-based
   compensation at
   stations                        66         31        141        113
  Depreciation and
   amortization                   836        884      2,434      2,675
  Amortization of program
   rights                       1,478      1,931      4,305      5,017
  Abandoned
   acquisition-related
   costs                           --        177         --        177
  Impairment of broadcast
   licenses                     3,700         --      3,700         --
  Corporate expenses              804        796      2,690      2,597
  Minority interest
   related to The Daily
   Buzz, before
   depreciation                    --         --         --        366
  Equity in losses of The
   Daily Buzz, before
   depreciation                    --       (136)      (161)      (136)
  Implied contribution
   from former Daily Buzz
   venture partner               (160)        --       (310)        --
  Program payments             (1,548)    (1,538)    (4,476)    (4,568)
                            ---------  ---------  ---------  ---------
  Broadcast cash flow(1)          517        576      1,889      2,472
 Add (less):
  Corporate expenses             (804)      (796)    (2,690)    (2,597)
  Stock-based compensation
   at corporate                    27         46        161        124
                            ---------  ---------  ---------  ---------
  Adjusted EBITDA              $ (260)    $ (174)    $ (640)      $ (1)
                            =========  =========  =========  =========
  Broadcast cash flow
   margin (1)                     6.4%       7.6%       8.0%      10.2%
  Adjusted EBITDA margin(1)      -3.2%      -2.3%      -2.7%       0.0%
                            =========  =========  =========  =========

  (1) We define:

  *  Broadcast cash flow as operating income (loss), plus
     stock-based compensation, depreciation and amortization,
     amortization of program rights, impairment of broadcast
     licenses and corporate expenses, less program payments
     (excluding program payments related to construction permits);

  *  Adjusted EBITDA as broadcast cash flow less corporate
     expenses, exclusive of stock-based compensation;

  *  Broadcast cash flow margin is broadcast cash flow as a
     percentage of net revenues; and

  *  Adjusted EBITDA margin is adjusted EBITDA as a percentage of net revenues.

 Supplemental Table 2
 --------------------

                 ACME Communications Inc. and Subsidiaries
            Reconciliation of Operating Expenses to Cash-Based
                         Station Operating Expenses
                                  (Unaudited)
                                 (In thousands)

                              Three Months Ended    Nine Months Ended
                                 September 30,         September 30,
                            --------------------  --------------------
                               2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
 Operating expenses          $ 12,709    $ 9,163   $ 30,055   $ 28,027

 Add (less):
  Program payments              1,548      1,538      4,476      4,568
  Depreciation                   (836)      (884)    (2,434)    (2,675)
  Corporate expense              (804)      (796)    (2,690)    (2,597)
  Barter program costs           (767)      (779)    (2,245)    (2,377)
  Program amortization         (1,478)    (1,931)    (4,305)    (5,017)
  Daily Buzz production
   costs                         (688)        --     (1,538)    (1,662)
  Abandoned
   acquisition-related costs       --       (177)        --       (177)
  Impairment of broadcast
   licenses                    (3,700)        --     (3,700)        --
  Stock-based compensation
   at stations                    (66)       (31)      (141)      (113)
                            ---------  ---------  ---------  ---------
  Total cash-based station
   operating expenses         $ 5,918    $ 6,103   $ 17,478   $ 17,977
                            =========  =========  =========  =========

 Supplemental Table 3
 --------------------

                 ACME Communications Inc. and Subsidiaries
            Reconciliation of Net Revenues to Station Net Revenues
                                  (Unaudited)
                                 (In thousands)

                              Three Months Ended    Nine Months Ended
                                 September 30,        September 30,
                            --------------------  --------------------
                                2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
  Net revenues                $ 8,050    $ 7,594   $ 23,621   $ 24,258
  Less: Daily Buzz net
   revenues                      (521)        --     (1,145)      (931)
                            ---------  ---------  ---------  ---------
  Station net revenues        $ 7,529    $ 7,594   $ 22,476   $ 23,327
                            =========  =========  =========  =========

CONTACT: ACME Communications, Inc.
         Tom Allen
         (714) 245-9499

         Brainerd Communicators, Inc.
         Chris Plunkett or Dan Harris
         (212) 986-6667